Exhibit 3.2

RESTATED CODE OF REGULATIONS

OF

CARDINAL HEALTH, INC.

AMENDED JUNE 30, 2015

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ARTICLE 5	Indemnification and Insurance	12
§5.1	Costs Incurred	12
§5.2	Advance Payment of Costs	12
§5.3	Requested Service	12
§5.4	Non-Exclusive	12
§5.5	Insurance	12
§5.6	Survival	13
§5.7	Successors	13
§5.8	Elimination or Impairment of Indemnification Rights	13

ARTICLE 6	Fiscal Year	13

ARTICLE 7	Control Share Acquisitions	13

ARTICLE 8	Forum for Adjudication of Disputes	13

ARTICLE 9	Amendment of Regulations	14

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ARTICLE 1
Meetings of Shareholders
§1.1 Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the first six months of each fiscal year of the Company as may be fixed by the board of directors and stated in the notice of the meeting.
§1.2 Special Meetings.
(a) A special meeting of the shareholders may be called by the chairman of the board, the chief executive officer or the president, or a majority of the directors acting with or without a meeting.
(b) A special meeting of the shareholders shall be called by the Company upon the request of the holders of shares entitling them to exercise 25 percent of the voting power of the Company entitled to be voted at the meeting. Upon delivery to the chairman, president or secretary of a proper request in writing for a shareholders’ meeting, which request must specify the purposes of the meeting and include the information that would be required to be set forth in a shareholder’s notice pursuant to Section 1.5(c) of these regulations, the Company shall give notice to the shareholders. Any such meeting shall be held on a date and at a time and location fixed by the board of directors, the chairman, the president or the secretary, which date shall not be less than 14 days nor more than 65 days after delivery of a proper request. If this notice is not given within five days after a proper request by shareholders entitled to call a meeting, the persons making the request may fix the time of the meeting by giving notice in the manner provided in Section 1.4 of these regulations or cause such notice to be given by their designated representative.
§1.3 Place of Meetings. All meetings of shareholders shall be held at such place or places, within or without the State of Ohio, as may be fixed by the board of directors or such officers as provided for in Section 1.2(b) of these regulations.
§1.4 Notice of Meetings. A notice of each annual or special meeting of shareholders shall be given to shareholders in accordance with and to the extent required by applicable law by the chairman, chief executive officer, president or secretary not less than seven nor more than 60 days before the date of the meeting. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders, in accordance with the provisions of Section 1.10 of these regulations. Only the business provided for in such notice shall be considered at the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

§1.5 Notice of Shareholder Nominations and Business.
(a) Annual Meeting of Shareholders.
(i) Nominations of persons for election to the board of directors of the Company and proposals of other business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Company’s notice of meeting, (B) by or at the direction of the board of directors of the Company or (C) by any shareholder of the Company who (I) is a shareholder of record at the time of giving of notice provided for in this Section 1.5 and at the time of the annual meeting, (II) is entitled to vote at the meeting and (III) complies with the notice procedures set forth in this Section 1.5 as to such nomination or business. In order to assure that shareholders and the Company have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of shareholders and to allow for full information to be distributed to shareholders, clause (C) of this Section 1.5(a)(i) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Company’s notice of meeting) before an annual meeting of shareholders.
(ii) For any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.5(a)(i)(C) of these regulations, the shareholder must have given timely notice thereof in proper written form to the secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 70th day nor earlier than the close of business on the 130th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 130th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(b) Special Meetings of Shareholders.
(i) As provided under Section 1.4 of these regulations, only such business shall be conducted at a special meeting of shareholders as shall be set forth in the notice of meeting and, other than nominations for election to the board of directors made in accordance with the following provisions, no shareholder may bring before a special meeting of shareholders any business other than the business specified by the shareholders calling such special meeting in accordance with these regulations. Nominations of persons for election to the board of directors of the Company may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (A) by or at the direction of the board of directors of the Company or (B) provided that the board of directors of the Company has determined that directors shall be elected at such meeting, by any shareholder of the Company who (I) is a shareholder of record at the time of giving of notice provided for in this Section 1.5 and at the time of the special meeting, (II) is entitled to vote at the meeting and (III) complies with the notice procedures set forth in this Section 1.5 as to such nomination.
(ii) For any nominations to be properly brought before a special meeting by a shareholder pursuant to Section 1.5(b)(i)(B) of these regulations, the shareholder must have given timely notice thereof in proper written form to the secretary. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive offices of the Company not earlier than the close of business on the 130th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting and of the nominees proposed by the board of directors of the Company to be elected at such meeting is first made by the Company. In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(c) Shareholder’s Notice. To be in proper written form, a shareholder’s notice (whether given pursuant to Section 1.5(a) or Section 1.5(b) of these regulations) to the secretary must:
(i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of such beneficial owner, (B) the class and number of shares of the Company which are held of record by such shareholder as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of the Company held of record on such record date, (C) the class and number of shares of the Company which are held of record or are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of the Company beneficially owned by such shareholder and such beneficial owner on such record date, (D) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (E) such shareholder’s and beneficial owner’s written consent to the public disclosure of information provided to the Company pursuant to this Section 1.5;
(ii) set forth, as to the shareholder giving the notice or, if given on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination or proposal is made (A) any agreements, arrangements or understandings entered into by the shareholder or beneficial owner, as appropriate, and its affiliates with respect to equity securities of the Company, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (B) to the extent not covered in clause (A) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner), and (C) a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the information set forth in clauses (A) and (B) above as of such record date;
(iii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth, as to each proposal (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, in such business, (B) the text of any proposal or resolution proposed for consideration, including the language of any proposed amendment to the articles or these regulations, and (C) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;
(iv) if the notice relates to nomination of a person for election or reelection to the board of directors of the Company, set forth, as to each nominee (A) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate therewith or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(v) set forth a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;
(vi) set forth such other information as may reasonably be required by the board of directors of the Company as described in the Company’s proxy statement for the preceding year’s annual meeting; and
(vii) be followed, within five business days after the record date for such meeting, by the written notice providing the information described in clauses (i)(B) and (C) and clause (ii)(C) above.
If the shareholder is nominating a person for election or reelection to the board of directors of the Company, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
(d) General.
(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.5 shall be eligible for election as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.5. Except as otherwise provided by law, the articles or these regulations, the board of directors of the Company (or a designated committee thereof or the chairman of the meeting appointed pursuant to Section 1.8 of these regulations) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.5 and, if any proposed nomination or business is not in compliance with this Section 1.5, to declare that such defective proposal or nomination shall be disregarded.
(ii) For purposes of this Section 1.5, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(iii) Notwithstanding the foregoing provisions of this Section 1.5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.5; provided, however, that any references in this Section 1.5 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.5(a)(i)(C) or Section 1.5(b) of these regulations.
(iv) Nothing in this Section 1.5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Section 1.5.
§1.6 Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required by law, the articles or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends the meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.
§1.7 Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Company entitled to vote at a shareholders meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the articles or these regulations. In the absence of a quorum at any shareholders meeting or any adjournment of the meeting, the chairman of the meeting or the holders of shares entitling them to exercise a majority of the voting power of the Company entitled to vote at a shareholders meeting, present in person or by proxy, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
§1.8 Conduct of Meetings. At each shareholders meeting the chairman of the board, or, in the chairman’s absence, any officer whom the board of directors or the chairman of the board appoints, shall act as chairman of the meeting, and the secretary of the Company, or, in the secretary’s absence, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting. Unless otherwise determined by the board of directors prior to the meeting, the chairman of the meeting shall determine in his or her sole discretion the order of business of each shareholder~~s~~ meeting and the rules of procedure therefor, and shall have the authority to regulate the conduct of any such meeting as he or she deems appropriate. Such rules may include, without limitation: (i) an agenda for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at, or participation in, the meeting to only shareholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the board of directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn or recess any meeting of shareholders. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to declare that a nomination or other business was not properly brought before the meeting if the facts warrant, and if the chairman of the meeting should so declare, that nomination shall be disregarded or that other business shall not be transacted.
§1.9 Voting Standards. Except as otherwise expressly provided by law, the articles or these regulations, at any meeting of shareholders at which a quorum is present, all business properly brought before such meeting to be approved by a vote of the shareholders (including by non-binding or advisory vote) shall be approved if authorized by the affirmative vote of a majority of the votes cast (and for purposes of this provision an abstention is not a vote cast), whether in person or by proxy.
§1.10 Record Date. The board of directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any shareholders meeting, (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers or releases. Any such record date shall not be more than 60 days preceding the date of the meeting, the date fixed for the payment of any dividend or other distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.
ARTICLE 2
Board of Directors
§2.1 General Powers of Board. All of the authority of the Company shall be exercised by or under the direction of the board of directors, except as otherwise provided by law, the articles or these regulations.

§2.2 Number of Directors. The number of directors of the Company shall be fixed from time to time by the board of directors; provided, however, that in no case shall the number of directors be decreased to fewer than nine nor increased to more than 16; and provided further that no decrease in the number of directors shall have the effect of shortening the term of any director.
§2.3 Compensation and Expenses. The directors shall be entitled to such compensation as the board of directors may from time to time determine. No director shall be precluded from serving the Company as an officer or in any other capacity or from receiving compensation for so serving. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board.
§2.4 Election of Directors. The articles set forth voting standards applicable in the election of directors at each meeting of shareholders to elect directors.
§2.5 Term of Office. Directors shall be elected at the annual meeting of shareholders. A director is elected to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death.
§2.6 Removal of Directors. All the directors or any individual director may be removed from office, without assigning any cause, by the affirmative vote of the holders of record of not less than a majority of the shares having voting power of the Company with respect to the election of directors.
§2.7 Vacancies. A vacancy in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a majority vote of the remaining directors, even though they are less than a quorum.
§2.8 Organization of Meetings. At each meeting of the board of directors, the chairman of the board, or, in his or her absence, the lead director (if one is designated by the directors), or, in his or her absence, a chairman chosen by a majority of the directors present, shall act as chairman. The secretary of the Company, or, if the secretary shall not be present, an assistant secretary or any other person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.
§2.9 Calling of Meetings. Meetings of the board of directors shall be held whenever called by the chairman of the board, if any, the lead director (if one is designated by the directors), the chief executive officer or by one-third of the directors.
§2.10 Notices of Meetings. Unless waived, notice of each board of directors meeting or a meeting of any committee of directors shall be given to each director by the person calling such meeting in any of the following ways:
(a) By orally informing him or her of the meeting in person or by telephone not later than 12 hours before the date and time of the meeting.
(b) By delivering notice by fax, electronic mail or other electronic communication not later than one day before the date of the meeting.

(c) By delivering notice by U.S. mail or overnight courier at least two days before the meeting addressed to him or her at the address furnished by him or her to the secretary of the Company, or to such other address as the person sending the notice shall know to be correct.
Unless otherwise required by law, the articles or these regulations, the notice of any meeting need not specify the purposes of the meeting. Notice of any meeting of the board of directors may be waived by any director, either before, at or after the meeting, in writing or by any other legally sufficient means. Notice of a meeting will be deemed to have been waived by any director who attends the meeting, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.
§2.11 Notice of Adjournment of Meeting. Notice of adjournment of a meeting of the board of directors need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.
§2.12 Quorum and Manner of Acting. A majority of the number of directors established pursuant to Section 2.2 of these regulations as of the time of any meeting of the board of directors must be present at such meeting in order to constitute a quorum for the transaction of business, provided that meetings of the directors may include participation by directors through any communications equipment if all directors participating can hear each other, and such participation in a meeting shall constitute presence at such meeting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is present without further notice or waiver thereof. The directors shall act only as a board of directors. Individual directors shall have no power as such other than in connection with a director’s actions as the sole member of a committee of the board of directors.
§2.13 Order of Business. The order of business at meetings of the board of directors shall be such as the chairman of the meeting may prescribe or follow, subject to modification by a majority of the directors present.
§2.14 Action in Writing in Lieu of Meeting. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative approval of, and in a writing or writings signed by, all the directors. A fax, electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains an affirmative vote or approval of the director is a signed writing for the purposes of this Section 2.14. The date on which that fax, electronic mail or electronic or other transmission is sent is the date on which the writing is signed.
§2.15 Committees. The directors may create and from time to time abolish or reconstitute one or more committees of directors each to consist of one or more directors, and may delegate to any such committee or committees any or all of the authority of the directors, however conferred, other than that of filling vacancies in the board of directors or in any committee of directors and other than the authority to adopt, amend or repeal these regulations. The directors may adopt, or authorize the committees to adopt, provisions with respect to the governance of any such committee or committees which are not inconsistent with applicable law, the articles or these regulations. An act or authorization of any act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors. Meetings of committees shall be held whenever called by the chairman of the committee or by a majority of the committee members.
§2.16 Emergency Regulations. Notwithstanding any other provision in this Article 2, in the event of any emergency, as defined in Section 1701.01 of the Ohio Revised Code, as a result of which a quorum cannot readily be convened for action, a meeting of the directors may be called by any officer or director. Notice of the time and place, if any, of such meeting shall be given to such of the directors as it may be feasible to reach at the time and by the means of communication, written or oral, personal or mass, as may be practicable at the time. The director or directors present at any such meeting that has been duly called and notice of which has been duly given shall constitute a quorum for such meeting.
ARTICLE 3
Officers
§3.1 Number and Titles. The officers of the Company shall be a chief executive officer, a president, a secretary, a treasurer and such other officers and assistant officers as the board may select, including a chairman of the board. If there is more than one vice president, the board of directors may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. For purposes of these regulations and Ohio law, the chief executive officer shall serve all of the functions of, and shall be deemed, the president unless the board of directors specifically designates a president.
§3.2 Election, Terms of Office, Vacancies. The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office at the pleasure of the board of directors. The board of directors may delegate to any officer or committee the power to appoint any subordinate officer, agents or committees. Any vacancy in any office may be filled by the board of directors.

ARTICLE 4
Shares and Their Transfer
§4.1 Certificates for Shares. Every owner of one or more shares of the Company shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the board of directors, certifying the number and class of shares in the Company owned by him or her. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the Company by the chairman or the president and the secretary; provided that, if such certificates are countersigned by a transfer agent or registrar, the signatures of such officers upon such certificates may be facsimiles, stamped or printed. If an officer who has signed or whose facsimile signature has been used, stamped or printed on any certificates ceases to be such officer because of death, resignation or other reason before such certificates are delivered by the Company, such certificates shall nevertheless be conclusively deemed to be valid if countersigned by any such transfer agent or registrar. The board of directors may provide by resolution that some or all of any or all classes and series of shares of the Company shall be uncertificated shares to the extent permitted by Ohio law.
§4.2 Transfer of Shares. Shares of the Company shall be transferable in person or by attorney (and, if issued in certificated form, upon the surrender of the certificate to the Company or any transfer agent for the Company (for the class of shares represented by the certificate surrendered) and cancellation of the certificate), if properly endorsed for transfer or accompanied by a duly executed assignment and power of transfer provided in connection therewith, together with such assurances as the Company or its transfer agent may require as to the genuineness and effectiveness of each necessary instrument.
§4.3 Regulations. The board of directors may make such rules and regulations as it may deem expedient or advisable, not inconsistent with these regulations, concerning the issue, transfer and registration of shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.
§4.4 Lost, Destroyed or Stolen Certificates. A new share certificate or certificates or uncertificated shares may be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, destroyed, or wrongfully taken upon: (a) the execution and delivery to the Company by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact in form satisfactory to the Company, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking, and (b) the receipt by the Company of a surety bond, indemnity agreement or any other assurances satisfactory to the Company and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, liabilities or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or uncertificated shares or with respect to the original certificate.

ARTICLE 5
Indemnification and Insurance
§5.1 Costs Incurred. The Company shall, to the fullest extent authorized by law, including but not limited to the laws of the State of Ohio, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving at the written request of the Company as a director, trustee, officer, employee, member or manager of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The Company shall indemnify a director, trustee, officer, employee, member or manager seeking indemnity in connection with an action, suit or proceeding (or part of an action, suit or proceeding) initiated by such person only if the action, suit or proceeding (or part of the action, suit or proceeding) initiated by such person was authorized by the board of directors of the Company.
§5.2 Advance Payment of Costs. The Company shall pay expenses, including attorneys’ fees, incurred by an officer of the Company in defending any action, suit or proceeding referred to in Section 5.1 of these regulations as they are incurred, in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Company shall pay expenses, including attorneys’ fees, incurred by a director of the Company as specified in the Ohio Revised Code or any successor.
§5.3 Requested Service. Any person shall be deemed to be serving at the written request of the Company if such person (a) is serving as a director, trustee, officer, employee, member or manager of another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Company (a “Subsidiary”), (b) is serving as a director, trustee or manager of any employee benefit plan of the Company or a Subsidiary, or (c) is appointed by the Company or a Subsidiary as a director, trustee or manager of another organization of which the Company or a Subsidiary has the right to appoint a member or members of the board of directors or similar governing body of such organization.
§5.4 Non-Exclusive. The indemnification authorized in this Article 5 shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
§5.5 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member or manager of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under this Article 5 or under Chapter 1701 of the Ohio Revised Code.
§5.6 Survival. The indemnification authorized in this Article 5 shall continue as to a person who has ceased to be a director, trustee, officer, employee, member or manager.
§5.7 Successors. The indemnification authorized in this Article 5 shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Article 5.
§5.8 Elimination or Impairment of Indemnification Rights. No amendment, termination or repeal of this Article 5, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect or impair in any way the rights to be indemnified or to advancement of expenses pursuant to this Article 5 with respect to any actions, omissions, transactions or facts occurring prior to the final adoption of such amendment, modification, termination or repeal.
ARTICLE 6
Fiscal Year
The fiscal year of the Company shall begin on the first day of July and end on the last day of June each year.
ARTICLE 7
Control Share Acquisitions
Section 1701.831 of the Ohio Revised Code shall not apply to control share acquisitions of shares of the Company.
ARTICLE 8
Forum for Adjudication of Disputes
Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or to the Company’s shareholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of Chapter 1701 of the Ohio Revised Code or the articles or these regulations, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be (i) a state court located within Franklin County, Ohio, or (ii) if no state court located within Franklin Country, Ohio has jurisdiction, then the federal district court within which the geographical boundaries of Franklin County, Ohio lie, in all cases subject to the court’s having personal jurisdiction over the persons without whose presence the action cannot in equity and good conscience proceed.
ARTICLE 9
Amendment of Regulations
These regulations may be amended or repealed or new regulations may be adopted: (a) at any meeting of the shareholders held for such purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; or (c) by the board of directors (to the extent permitted by the Ohio Revised Code).

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